THE GENERAL CHEMICAL GROUP INC.
                        COMPUTATION OF PER SHARE EARNINGS
                        (In Thousands, except Share Data)
                                   (unaudited)

Earnings per share were calculated as follows:

                                                                             Years Ended December 31,
                                                                    ------------------------------------------
                                                                    1997               1998               1999
                                                                    ----               ----               ----
Basic
    Total income used for basic
     earnings per share....................................       $   22,264        $    9,424       $     4,985
                                                                  ==========        ==========       ===========
    Weighted average common shares
     outstanding...........................................           21,424            21,048            20,935

    Basic earnings per common share .......................       $     1.04        $      .45       $       .24
                                                                  ==========        ==========       ===========

Diluted
    Total income used for diluted
     earnings per share....................................       $   22,264        $    9,424       $     4,985
                                                                  ==========        ==========       ===========
    Weighted average common shares
     outstanding...........................................           21,424            21,048            20,935

    Weighted average common
     equivalent shares.....................................            1,079               808               528
                                                                  ----------        ----------       -----------
    Weighted average common and
     common equivalent shares..............................           22,503            21,856            21,463
                                                                  ==========        ==========       ===========
    Diluted earnings per common share
     and common equivalent share...........................       $      .99         $     .43       $       .23
                                                                  ==========         =========       ===========
